UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  December 24, 2013

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. — Other Events

On December 24, 2013, Wendy L. Simpson, Chairman, Chief Executive Officer and President of LTC Properties, Inc. (the “Company”), in her capacity as Executor of the Estate of Andre C. Dimitriadis, entered into a pre-arranged trading plan (“the Plan”) in accordance with the guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”) and the Company’s policies with respect to insider sales.  Rule 10b5-1 recognizes the creation of formal programs under which executives and other insiders may sell the securities of publicly traded companies on a regular basis pursuant to written plans that are entered into in good faith at a time when the plan participants are not aware of material non-public information and that otherwise comply with the requirements of Rule 10b5-1.

The Plan authorizes sales of up to 164,679 shares of the Company’s common stock on behalf of the Estate of Andre C. Dimitriadis pursuant to the terms of the Plan over a period commencing on December 24, 2013 and extending through the time at which all shares are sold, unless the Plan is terminated earlier pursuant to its terms.  Any sales under the Plan will be disclosed publicly through appropriate filings with the SEC.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: December 24, 2013	By:	/s/ Pamela Shelley-Kessler
Pamela Shelley-Kessler
Executive Vice President, Chief Financial Officer and Secretary